                                   EXHIBIT 5

    Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
             regarding the legality of securities being registered

                                     November 21, 1996











                                                                  (919) 821-6668





Quintiles Transnational Corp.
4709 Creekstone Drive
Riverbirch Building, Suite 300
Durham, North Carolina  27703-8411

Ladies and Gentlemen:

     As counsel for Quintiles Transnational Corp. (the "Company"), we furnish the following opinion in connection with the proposed issuance by the Company of up to 1,486,265 shares of its common stock, $0.01 par value (the "Common Stock"), pursuant to the Quintiles Transnational Corp. Employee Stock Purchase Plan, the Quintiles BRI Nonqualified Stock Option Plan and the Innovex Limited Unapproved 1996 Executive Share Option Scheme (the "Plans"). These securities are the subject of a Registration Statement to be filed by the Company with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), to which this opinion is to be attached as an exhibit.

Quintiles Transnational Corp.
November 21, 1996
Page 2




     We have examined the Restated Articles of Incorporation and Bylaws of the Company, the minutes of meetings of its Board of Directors, and such other corporate records of the Company and other documents and have made such examinations of law as we have deemed relevant for purposes of this opinion. We also have received a certificate of an officer of the Company, dated of even date herewith, relating to the issuance of the Common Stock pursuant to the Plans. Based on such examination and such certificate it is our opinion that the 1,486,265 shares of Common Stock of the Company, which are being registered pursuant to the Registration Statement, may be legally issued in accordance with the Company's Restated Articles of Incorporation and Bylaws, and when so issued and duly delivered against payment therefor pursuant to the Plans as described in the Registration Statement, such shares will be legally issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement that you are about to file with the Securities and Exchange Commission. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the 1933 Act or the regulations promulgated pursuant to the 1933 Act.

                                 Sincerely yours,

                                 SMITH, ANDERSON, BLOUNT, DORSETT,
                                     MITCHELL & JERNIGAN, L.L.P.



                                 By:  /s/ Gerald F. Roach
                                     Gerald F. Roach